                                                                    EXHIBIT 4.12


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON SEPTEMBER 29, 2008 (THE "EXPIRATION DATE").

No. CSW-19


                        FIRST VIRTUAL COMMUNICATIONS, INC.

                      WARRANT TO PURCHASE 200,000 SHARES OF
                     COMMON STOCK, PAR VALUE $0.001 PER SHARE

                                                              SEPTEMBER 30, 2003

                          VOID AFTER SEPTEMBER 29, 2008

         FOR VALUE RECEIVED, John Arrillaga Survivor's Trust ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from First Virtual Communications, Inc., a Delaware corporation ("Company"), at any time after September 30, 2003 and not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $1.35, (the exercise price in effect being herein called the "Warrant Price"), 200,000 shares ("Warrant Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

         SECTION 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

         SECTION 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act of 1933, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

         SECTION 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties with respect to the Warrant Shares contained in Section 4 below are true and correct in all respects with respect to the Warrantholder as of the time of such exercise.

         SECTION 3.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                      -------
                        A

Where X = the number of shares of Common Stock to be issued to the Holder Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                                       2.

            A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

            B = Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be equal to the fair market value of one share of Common Stock of the Company as quoted on the Nasdaq SmallCap or National Market on the date of such calculation.

         SECTION 4. Compliance with the Securities Act of 1933; Investment Representations.

                  (A) The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

                  (B) The Investor understands that: (i) the offering and sale of this Warrant and the Warrant Shares purchasable upon exercise of this Warrant is intended to be exempt from the registration requirements of the Securities Act; (ii) the offer and sale of this Warrant and the Warrant Shares purchasable upon exercise of this Warrant has not been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is not required to register any resale of this Warrants or the Warrant Shares under the Securities Act or any other applicable securities laws.

                  (C) The Investor represents that the Warrant and the Warrant Shares purchasable upon exercise of this Warrant are being acquired for his own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws that may be applicable.

                  (D) The Investor represents that the Investor (i) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his acquisition of the Warrant and investment in the Warrant Shares and is capable of bearing the economic risks of such investment, including a complete loss of his investment in any Warrant Shares purchasable upon exercise of this Warrant; (iii) believes that his acquisition of the Warrant and investment in the Warrant Shares purchasable upon exercise of this Warrant is suitable for him based upon his objectives and financial needs, and the Investor has adequate means for providing for his current financial needs and business contingencies and has no present need for liquidity of any investment with respect to this Warrant or any Warrant Shares purchasable upon exercise of this Warrant; and (iv) has not purchased, sold or entered into any put option, short position or similar arrangement with respect to any Warrant Shares purchasable upon exercise of this Warrant.

                                       3.

                  (E) The Investor acknowledges that no oral or written statements or representations have been made to the Investor by or on behalf of the Company in connection with the offering and sale of this Warrant or any Warrant Shares purchasable upon exercise of this Warrant other than those set forth in the Company's Annual Report on Form 10-K for the year-ended December 31, 2002, the Company's definitive proxy statement, filed April 30, 2003, and the Company's other reports and documents filed under Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934, as amended, or as set forth herein.

                  (F) The Investor acknowledges that the Securities Act and state securities laws restrict the transferability of securities, such as the Warrant Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder and applicable state securities laws, and that, unless registered under the Securities Act or an exemption from registration is available, the Warrant Shares purchasable upon exercise of this Warrant must be held indefinitely.

                  (G) The Investor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of this Warrant and the Warrant Shares purchasable upon exercise of this Warrant which have been requested by the Investor. The Investor has been afforded the opportunity to ask questions of the Company. The Investor understands that its investment in the Warrant and any Warrant Shares purchasable upon exercise of this Warrant involves a significant degree of risk.

                  (H) The Investor shall make all filings with the Commission required under the Exchange Act, including reports required under Regulation 13D-G thereunder, within the time periods required under the Exchange Act, in connection with any purchase of Warrant Shares upon exercise of this Warrant.

         SECTION 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

         SECTION 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

                                       4.

         SECTION 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         SECTION 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                  (A) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

                  (B) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor

                                       5.

corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant, at the last address of such holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

         SECTION 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Fair Market Value of such fractional share of Common Stock on the date of exercise. As used in this Warrant, "Fair Market Value" of a share of Common Stock as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on Nasdaq, the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company.

         SECTION 10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         SECTION 11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

         SECTION 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Computer Share Trust Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

                                       6.

         SECTION 13. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                  If to the Company:

                        First Virtual Communications, Inc.
                        3393 Octavius Drive
                        Santa Clara, California 95054
                        Attention:  Chief Financial Officer
                        Fax: (408) 748-2241

                  With a copy to:

                        Cooley Godward llp
                        4401 Eastgate Mall
                        San Diego, California 92121-1909
                        Attention:  Julie M. Robinson, Esq.
                        Fax: (858) 550-6420

         SECTION 14. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

      SECTION 15. Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Northern California and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The

                                       7.

Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 16. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

         SECTION 17. Amendment; Waiver. This Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Warrantholder Section Headings. The section heading in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

                                       8.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 30th day of September, 2003.

                                    FIRST VIRTUAL COMMUNICATIONS, INC.



                                    By: /s/ Truman Cole
                                       ---------------------------------------
                                    Name: Truman Cole
                                          ------------------------------------
                                    Title: CFO
                                           -----------------------------------

                                       9.

                                   APPENDIX A
                     FIRST VIRTUAL COMMUNICATIONS, INC.
                              WARRANT EXERCISE FORM

To: First Virtual Communications, Inc.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                  -------------------------------
                  Name

                  --------------------------------
                  Address

                  --------------------------------

                  --------------------------------
                  Federal Tax ID or Social Security No.

      and delivered by (certified mail to the above address, or
                       (electronically (provide DWAC

Instructions:___________________), or
                       (other (specify):

___________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note:  The signature must correspond with
       Signature:______________________________

the name of the registered holder as written
on the first page of the Warrant in every               ---------------------------------
particular, without alteration or enlargement           Name (please print)
or any change whatever, unless the Warrant
has been assigned.
                                                        ------------------------------

                                                        ------------------------------
                                                        Address

                                                        ------------------------------
                                                        Federal Identification or

                                          Social Security No.

                                          Assignee:

                                          -------------------------------
                                          -------------------------------
                                          -------------------------------